 For more information, contact:
Lauren Dillard
 Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES THIRD QUARTER RESULTS

Strong Results Driven by Connectivity and Audience Solutions

Raises Fiscal 2017 Full-Year EPS Guidance

LITTLE ROCK, Ark. – January 31, 2017 Acxiom® (Nasdaq: ACXM), the data foundation for the world's best marketers, today announced financial results for its third quarter ended December 31, 2016.

Financial Highlights

•	Revenue: Total revenue was $223 million, up 1% compared to the third quarter of last year driven by growth in Connectivity and Audience Solutions offset by the divestiture of Acxiom Impact.
•
Operating Income (Loss): GAAP operating income from continuing operations was $9 million compared to a small loss in the prior year. Non-GAAP operating income from continuing operations improved 50% to approximately $33 million.

•
Earnings (Loss) per Share: GAAP diluted earnings per share from continuing operations were $0.01 compared to a loss per share of $0.01 in the prior year. Non-GAAP diluted earnings per share from continuing operations were $0.24, up from $0.18 a year ago.

•
Operating Cash Flow: Operating cash flow from continuing operations improved to $49 million, up from $37 million in the prior year. For the trailing twelve-month period, operating cash flow from continuing operations was $128 million, up from $100 million in the comparable period.

•
Free Cash Flow to Equity: Free cash flow to equity improved to $28 million, up from $14 million in the prior year. For the trailing twelve-month period, free cash flow to equity was $53 million, up from $3 million in the comparable period.

Segment Results

Marketing Services

•
Revenue was $101 million, down 13% compared to the third quarter of last year. Marketing Database and Strategy & Analytics revenue grew 1% year-over-year, but was more than offset by the divestiture of Acxiom Impact.

•	Gross margin improved from 33% to 37%.
•	Segment income was $21 million, up 4% compared to the prior year. Segment margin improved to 21%.

Audience Solutions

•	Revenue was $83 million, up 8% compared to the prior year.
•	Gross margin improved from 59% to 64%.
•	Segment income was $35 million, up 13% compared to the prior year. Segment margin improved to 41%.

Connectivity

•	Revenue, which includes the Arbor and Circulate acquisitions, was $39 million, up 36% compared to the third quarter of last year. LiveRamp™ product revenue grew 61% year-over-year.
•	Gross margin improved from 57% to 60%.
•	Segment income was $2 million compared to a loss of $1 million in the prior year. Segment margin improved to 5%.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

"Our global momentum continues to accelerate," said Acxiom CEO Scott Howe. "In addition, the integration of Arbor and Circulate is well underway and we are delivering the client benefits and financial synergies we anticipated. This is a win for our partner network, clients and shareholders."

Recent Business Highlights

•
LiveRamp completed the acquisitions of Arbor and Circulate, two companies at the forefront of helping publishers connect people-based data to the marketing ecosystem. The acquisitions double LiveRamp's publisher partnerships and bring strong "mobile-first" technology, international reach and impressive teams to LiveRamp.

•
Connectivity added more than 50 new direct customers during the quarter and added over 30 new partner integrations. Marketers can now onboard and activate their data across a growing network of more than 450 publishers and marketing technology providers.

•
Audience Solutions launched the Audience Cloud™ for advanced cross-channel management of Acxiom data. The self-service tool simplifies the process for creating and distributing audiences created from Acxiom data, resulting in better campaign planning, optimized marketing spend and increased ROI.

•
Acxiom was certified as a great workplace by the independent analysts at Great Place to Work® based on extensive ratings provided by its associates in anonymous surveys. In addition, LiveRamp was recently recognized as one of the top ten Best Places to Work by Glassdoor.

Financial Outlook
Acxiom's non-GAAP guidance excludes the impact of non-cash compensation, purchased intangible asset amortization, restructuring and merger charges, the gain on the disposal of Acxiom Impact and separation and transformation costs.
For fiscal 2017, Acxiom expects to report:
•	Revenue in the range of $870 million to $875 million

•	GAAP diluted earnings per share of approximately $0.11

•	Non-GAAP diluted earnings per share of approximately $0.70

Included in the Company's revenue guidance is approximately $20 million of revenue from its disposed Acxiom Impact business.
Conference Call
Acxiom will hold a conference call at 4:00 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet at investors.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom provides the data foundation for the world's best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and the ethical use of data for more than 45 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. For more information about Acxiom, visit Acxiom.com.
Forward-Looking Statements
This release and today's conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the divisions may not be realized within the expected timeframe; the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption "Item 1A. RISK FACTORS" in our Annual Report on Form 10-K for the year ended March 31, 2016, which was filed with the Securities and Exchange Commission on May 27, 2016.
With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.
We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	For the Three Months Ended
	December 31,
			$	%
	2016	2015	Variance	Variance

Revenues	223,312	221,193	2,119	1.0%

Cost of revenue	116,468	125,735	(9,267)	(7.4%)
Gross profit	106,844	95,458	11,386	11.9%
% Gross margin	47.8%	43.2%

Operating expenses:
Research and development	20,950	18,400	2,550	13.9%
Sales and marketing	43,048	36,581	6,467	17.7%
General and administrative	31,620	36,793	(5,173)	(14.1%)
Gains, losses and other items, net	2,111	4,058	(1,947)	(48.0%)
Total operating expenses	97,729	95,832	1,897	2.0%

Income (loss) from operations	9,115	(374)	9,489	2537.2%
% Margin	4.1%	-0.2%
Other income (expense):
Interest expense	(1,743)	(1,948)	205	10.5%
Other, net	35	303	(268)	(88.4%)
Total other expense	(1,708)	(1,645)	(63)	(3.8%)

Earnings (loss) from continuing operations before income taxes	7,407	(2,019)	9,426	466.9%

Income taxes	6,334	(1,580)	7,914	500.9%

Net earnings (loss) from continuing operations	1,073	(439)	1,512	344.4%

Loss from discontinued operations, net of tax	-	(971)	971	100.0%

Net earnings (loss)	1,073	(1,410)	2,483	176.1%

Basic earnings (loss) per share:
Net earnings (loss) from continuing operations	0.01	(0.01)	0.02	345.4%
Net loss from discontinued operations	-	(0.01)	0.01	100.0%
Net earnings (loss)	0.01	(0.02)	0.03	176.4%

Diluted earnings (loss) per share:
Net earnings (loss) from continuing operations	0.01	(0.01)	0.02	338.2%
Net loss from discontinued operations	-	(0.01)	0.01	100.0%
Net earnings (loss)	0.01	(0.02)	0.03	174.2%

Basic weighted average shares	77,507	77,831

Diluted weighted average shares	79,851	77,831

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	For the Nine Months Ended
	December 31,
			$	%
	2016	2015	Variance	Variance

Revenues	655,380	625,433	29,947	4.8%

Cost of revenue	359,392	364,756	(5,364)	(1.5%)
Gross profit	295,988	260,677	35,311	13.5%
% Gross margin	45.2%	41.7%

Operating expenses:
Research and development	58,631	57,489	1,142	2.0%
Sales and marketing	118,243	100,334	17,909	17.8%
General and administrative	91,993	100,055	(8,062)	(8.1%)
Impairment of goodwill and other	-	729	(729)	(100.0%)
Gains, losses and other items, net	2,724	7,369	(4,645)	(63.0%)
Total operating expenses	271,591	265,976	5,615	2.1%

Income (loss) from operations	24,397	(5,299)	29,696	560.4%
% Margin	3.7%	-0.8%
Other income (expense):
Interest expense	(5,244)	(5,789)	545	9.4%
Other, net	135	666	(531)	(79.7%)
Total other expense	(5,109)	(5,123)	14	0.3%

Earnings (loss) from continuing operations before income taxes	19,288	(10,422)	29,710	285.1%

Income taxes	7,099	(3,456)	10,555	305.4%

Net earnings (loss) from continuing operations	12,189	(6,966)	19,155	275.0%

Earnings from discontinued operations, net of tax	-	15,240	(15,240)	(100.0%)

Net earnings	12,189	8,274	3,915	47.3%

Basic earnings (loss) per share:
Net earnings (loss) from continuing operations	0.16	(0.09)	0.25	275.9%
Net earnings from discontinued operations	-	0.20	(0.20)	(100.0%)
Net earnings	0.16	0.11	0.05	48.1%

Diluted earnings (loss) per share:
Net earnings (loss) from continuing operations	0.15	(0.09)	0.24	271.5%
Net earnings from discontinued operations	-	0.20	(0.20)	(100.0%)
Net earnings	0.15	0.11	0.05	44.4%

Basic weighted average shares	77,475	77,903

Diluted weighted average shares	79,494	77,903

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Earnings (loss) from continuing operations before income taxes	7,407	(2,019)	19,288	(10,422)

Income taxes	6,334	(1,580)	7,099	(3,456)

Net earnings (loss) from continuing operations	1,073	(439)	12,189	(6,966)

Earnings (loss) from discontinued operations, net of tax	-	(971)	-	15,240

Net earnings (loss)	1,073	(1,410)	12,189	8,274

Earnings (loss) per share:

Basic	0.01	(0.02)	0.16	0.11

Diluted	0.01	(0.02)	0.15	0.11

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,621	3,754	12,588	11,262
Non-cash stock compensation (cost of revenue and operating expenses)	13,427	8,046	33,955	23,529
Impairment of goodwill and other	-	-	-	729
Restructuring and merger charges (gains, losses, and other)	2,111	4,058	3,354	7,369
Gain on sale of Impact (gains, losses, and other)	-	-	(629)	-
Separation and transformation costs (general and administrative)	4,118	6,628	5,573	16,140
Accelerated amortization (cost of revenue)	-	78	-	1,598

Total excluded items, continuing operations	24,277	22,564	54,841	60,627

Earnings from continuing operations before income taxes
and excluding items	31,684	20,545	74,129	50,205

Income taxes (2)	12,751	6,399	29,513	17,194

Non-GAAP net earnings	18,933	14,146	44,616	33,011

Non-GAAP earnings per share:

Basic	0.24	0.18	0.58	0.42

Diluted	0.24	0.18	0.56	0.42

Basic weighted average shares	77,507	77,831	77,475	77,903

Diluted weighted average shares	79,851	79,346	79,494	79,336

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 40.2% and 31.1% in the third quarter of fiscal 2017 and 2016, respectively, and 39.8% and 34.2%
for the nine months ended December 31, 2016 and 2015, respectively. The differences between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items, including the federal and state income tax benefit related to the sale of Impact.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Income (loss) from operations	9,115	(374)	24,397	(5,299)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,621	3,754	12,588	11,262
Non-cash stock compensation (cost of revenue and operating expenses)	13,427	8,046	33,955	23,529
Impairment of goodwill and other	-	-	-	729
Restructuring and merger charges (gains, losses, and other)	2,111	4,058	3,354	7,369
Gain on sale of Impact (gains, losses, and other)	-	-	(629)	-
Separation and transformation costs (general and administrative)	4,118	6,628	5,573	16,140
Accelerated amortization (cost of revenue)	-	78	-	1,598

Total excluded items, continuing operations	24,277	22,564	54,841	60,627

Income from operations before excluded items	33,392	22,190	79,238	55,328

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	December 31,
			$	%
	2016	2015	Variance	Variance

Revenues
Marketing Services	101,177	115,725	(14,548)	(12.6%)
Audience Solutions	83,399	77,046	6,352	8.2%
Connectivity	38,736	28,422	10,314	36.3%
Total operating segment revenues	223,312	221,193	2,118	1.0%

Gross profit
Marketing Services	37,494	38,561	(1,067)	(2.8%)
Audience Solutions	53,120	45,265	7,855	17.4%
Connectivity	23,091	16,130	6,961	43.2%
Total operating segment gross profit	113,705	99,956	13,749	13.8%

Gross margin %
Marketing Services	37.1%	33.3%
Audience Solutions	63.7%	58.8%
Connectivity	59.6%	56.8%
Total operating segment gross margin	50.9%	45.2%

Income (loss) from operations
Marketing Services	21,127	20,309	818	4.0%
Audience Solutions	34,572	30,723	3,849	12.5%
Connectivity	1,877	(1,015)	2,892	284.9%
Total operating segment income from operations	57,576	50,017	7,559	15.1%

Operating income (loss) margin %
Marketing Services	20.9%	17.5%
Audience Solutions	41.5%	39.9%
Connectivity	4.8%	-3.6%
Total operating segment operating margin	25.8%	22.6%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	December 31,
			$	%
	2016	2015	Variance	Variance

Revenues
Marketing Services	316,571	336,430	(19,859)	(5.9%)
Audience Solutions	235,669	217,718	17,951	8.2%
Connectivity	103,140	71,285	31,854	44.7%
Total operating segment revenues	655,380	625,433	29,947	4.8%

Gross profit
Marketing Services	109,440	112,140	(2,700)	(2.4%)
Audience Solutions	143,030	121,259	21,772	18.0%
Connectivity	60,509	41,582	18,926	45.5%
Total operating segment gross profit	312,979	274,981	37,998	13.8%

Gross margin %
Marketing Services	34.6%	33.3%
Audience Solutions	60.7%	55.7%
Connectivity	58.7%	58.3%
Total operating segment gross margin	47.8%	44.0%

Income (loss) from operations
Marketing Services	61,109	55,070	6,039	11.0%
Audience Solutions	89,640	80,000	9,640	12.1%
Connectivity	3,831	(2,874)	6,705	233.3%
Total operating segment income from operations	154,580	132,196	22,384	16.9%

Operating income (loss) margin %
Marketing Services	19.3%	16.4%
Audience Solutions	38.0%	36.7%
Connectivity	3.7%	-4.0%
Total operating segment operating margin	23.6%	21.1%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,

	2016	2015	2016	2015

Total operating segment gross profit	113,705	99,956	312,979	274,981

Less:
Purchased intangible asset amortization	4,621	3,754	12,588	11,263
Non-cash stock compensation	2,240	666	4,404	1,443
Accelerated amortization	-	78	-	1,598

Gross profit	106,844	95,458	295,988	260,677

Total operating segment income from operations	57,576	50,017	154,580	132,196

Less:
Corporate expenses	24,185	27,827	75,342	76,868
Purchased intangible asset amortization	4,621	3,754	12,588	11,262
Non-cash stock compensation	13,427	8,046	33,955	23,529
Impairment of goodwill and other	-	-	-	729
Restructuring and merger charges	2,111	4,058	3,354	7,369
Gain on sale of Impact	-	-	(629)	-
Separation and transformation costs	4,118	6,628	5,573	16,140
Accelerated amortization	-	78	-	1,598

Income (loss) from operations	9,115	(374)	24,397	(5,299)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net earnings (loss) from continuing operations	1,073	(439)	12,189	(6,966)

Income taxes	6,334	(1,580)	7,099	(3,456)

Other expense	(1,708)	(1,645)	(5,109)	(5,123)

Income (loss) from operations	9,115	(374)	24,397	(5,299)

Depreciation and amortization	19,947	20,811	61,097	63,221
Less:
Deferred interest amortization	-	311	-	901
Adjusted depreciation and amortization	19,947	20,500	61,097	62,320

EBITDA	29,062	20,126	85,494	57,021

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	13,427	8,046	33,955	23,529
Impairment of goodwill and other	-	-	-	729
Gains, losses, and other items, net	2,111	4,058	2,724	7,369
Separation and transformation costs (general and administrative)	4,118	6,628	5,573	16,140

Other adjustments	19,656	18,732	42,253	47,767

Adjusted EBITDA	48,718	38,858	127,747	104,788

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,	$	%
	2016	2016	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	137,850	189,629	(51,779)	(27.3%)
Trade accounts receivable, net	137,523	138,650	(1,127)	(0.8%)
Refundable income taxes	526	9,834	(9,308)	(94.7%)
Other current assets	48,035	37,897	10,138	26.8%

Total current assets	323,934	376,010	(52,076)	(13.8%)

Property and equipment	526,847	528,675	(1,828)	(0.3%)
Less - accumulated depreciation and amortization	352,842	345,632	7,210	2.1%

Property and equipment, net	174,005	183,043	(9,038)	(4.9%)

Software, net of accumulated amortization	51,308	55,735	(4,427)	(7.9%)
Goodwill	591,102	492,745	98,357	20.0%
Purchased software licenses, net of accumulated amortization	7,989	10,116	(2,127)	(21.0%)
Deferred income taxes	9,115	6,885	2,230	32.4%
Other assets, net	52,421	25,315	27,106	107.1%

	1,209,874	1,149,849	60,025	5.2%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	36,050	32,243	3,807	11.8%
Trade accounts payable	43,117	37,717	5,400	14.3%
Accrued payroll and related expenses	45,082	61,309	(16,227)	(26.5%)
Other accrued expenses	57,187	48,254	8,933	18.5%
Deferred revenue	32,644	44,477	(11,833)	(26.6%)

Total current liabilities	214,080	224,000	(9,920)	(4.4%)

Long-term debt	200,798	157,897	42,901	27.2%

Deferred income taxes	57,165	53,964	3,201	5.9%

Other liabilities	14,721	15,020	(299)	(2.0%)

Stockholders' equity:
Common stock	13,222	13,039	183	1.4%
Additional paid-in capital	1,131,553	1,082,220	49,333	4.6%
Retained earnings	610,690	598,501	12,189	2.0%
Accumulated other comprehensive income	6,297	8,590	(2,293)	(26.7%)
Treasury stock, at cost	(1,038,652)	(1,003,382)	(35,270)	(3.5%)
Total stockholders' equity	723,110	698,968	24,142	3.5%

	1,209,874	1,149,849	60,025	5.2%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	December 31,

	2016	2015

Cash flows from operating activities:
Net earnings (loss)	1,073	(1,410)
Earnings from discontinued operations, net of tax	-	971
Non-cash operating activities:
Depreciation and amortization	19,947	20,811
Loss (gain) on disposal or impairment of assets	(78)	48
Deferred income taxes	4,557	(5,140)
Non-cash stock compensation expense	13,427	8,046
Changes in operating assets and liabilities:
Accounts receivable	(4,597)	(5,957)
Other assets	4,974	(622)
Accounts payable and other liabilities	10,172	13,518
Deferred revenue	(542)	6,753
Net cash provided by operating activities	48,933	37,018
Cash flows from investing activities:
Capitalized software	(3,296)	(3,627)
Capital expenditures	(9,557)	(10,702)
Data acquisition costs	(196)	(424)
Net cash paid in acquisitions	(137,383)	(5,386)
Net cash used in investing activities	(150,432)	(20,139)
Cash flows from financing activities:
Proceeds from debt	70,000	-
Payments of debt	(8,062)	(8,045)
Sale of common stock, net of stock acquired for withholding taxes	2,370	2,241
Excess tax benefits from share-based compensation	370	2,574
Acquisition of treasury stock	-	(10,274)
Net cash provided by (used in) financing activities	64,678	(13,504)
Cash flows from discontinued operations:
From operating activities	-	562
From investing activities	-	1,675
From financing activities	-	-
Net cash provided by discontinued operations	-	2,237
Effect of exchange rate changes on cash	(738)	(167)

Net change in cash and cash equivalents	(37,559)	5,445
Cash and cash equivalents at beginning of period	175,409	180,945
Cash and cash equivalents at end of period	137,850	186,390

Supplemental cash flow information:
Cash paid during the period for:
Interest	1,339	1,883
Income taxes	4,599	738
Other debt payments, excluding line of credit	8,062	8,045

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	December 31,

	2016	2015

Cash flows from operating activities:
Net earnings	12,189	8,274
Earnings from discontinued operations, net of tax	-	(15,240)
Non-cash operating activities:
Depreciation and amortization	61,097	63,221
Loss (gain) on disposal or impairment of assets	(520)	209
Impairment of goodwill and other	-	729
Deferred income taxes	(1,982)	(4,856)
Non-cash stock compensation expense	33,955	23,529
Changes in operating assets and liabilities:
Accounts receivable	(6,161)	(15,238)
Other assets	8,653	(2,643)
Accounts payable and other liabilities	(11,819)	3,182
Deferred revenue	(10,247)	9,205
Net cash provided by operating activities	85,165	70,372
Cash flows from investing activities:
Capitalized software	(11,171)	(10,360)
Capital expenditures	(30,096)	(33,822)
Data acquisition costs	(463)	(1,135)
Net cash paid in acquisitions	(137,383)	(5,386)
Net cash received in disposition	16,988	-
Net cash used in investing activities	(162,125)	(50,703)
Cash flows from financing activities:
Proceeds from debt	70,000	-
Payments of debt	(24,173)	(79,183)
Sale of common stock, net of stock acquired for withholding taxes	9,670	6,343
Excess tax benefits from share-based compensation	1,785	2,022
Acquisition of treasury stock	(30,542)	(37,535)
Net cash provided by (used in) financing activities	26,740	(108,353)
Cash flows from discontinued operations:
From operating activities	-	10,277
From investing activities	-	124,506
From financing activities	-	(206)
Net cash provided by discontinued operations	-	134,577
Effect of exchange rate changes on cash	(1,559)	(513)

Net change in cash and cash equivalents	(51,779)	45,380
Cash and cash equivalents at beginning of period	189,629	141,010
Cash and cash equivalents at end of period	137,850	186,390

Supplemental cash flow information:
Cash paid during the period for:
Interest	5,301	6,220
Income taxes	4,796	6,004
Prepayment of debt	-	55,000
Payments on capital leases and installment payment arrangements	-	269
Other debt payments, excluding line of credit	24,173	24,120

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	YTD FY2017

Net Cash Provided by Operating Activities	11,997	21,357	37,018	43,270	113,642	750	35,482	48,933	85,165

Less (plus):
Capitalized software	(2,797)	(3,936)	(3,627)	(4,520)	(14,880)	(3,982)	(3,893)	(3,296)	(11,171)
Capital expenditures	(12,876)	(10,244)	(10,702)	(13,601)	(47,423)	(10,694)	(9,845)	(9,557)	(30,096)
Data acquisition costs	(430)	(281)	(424)	(418)	(1,553)	(20)	(247)	(196)	(463)
Payments on capital leases and installment payment arrangements	(63)	-	-	-	(63)	-	-	-	-
Other required debt payments	(8,036)	(8,039)	(8,045)	(8,048)	(32,168)	(8,053)	(8,058)	(8,062)	(24,173)
Net cash received in disposition	-	-	-	-	-	-	16,988	-	16,988

Free Cash Flow to Equity	(12,205)	(1,143)	14,220	16,683	17,555	(21,999)	30,427	27,822	36,250

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS-GAAP
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

										Q3 FY17 to Q3 FY16
	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	YTD FY2017%		$
Revenues	196,895	207,345	221,193	224,655	850,088	214,801	217,267	223,312	655,380	1.0%	2,119

Cost of revenue	117,709	121,312	125,735	123,626	488,382	122,819	120,105	116,468	359,392	-7.4%	(9,267)
Gross profit	79,186	86,033	95,458	101,029	361,706	91,982	97,162	106,844	295,988	11.9%	11,386
% Gross margin	40.2%	41.5%	43.2%	45.0%	42.5%	42.8%	44.7%	47.8%	45.2%

Operating expenses
Research and development	20,011	19,078	18,400	16,758	74,247	18,652	19,029	20,950	58,631	13.9%	2,550
Sales and marketing	29,494	34,259	36,581	45,842	146,176	37,348	37,847	43,048	118,243	17.7%	6,467
General and administrative	31,743	31,519	36,793	35,330	135,385	27,506	32,866	31,620	91,993	-14.1%	(5,173)
Impairment of goodwill and other	-	729	-	6,100	6,829	-	-	-	-	-	-
Gains, losses and other items, net	807	2,504	4,058	4,763	12,132	314	300	2,111	2,724	-48.0%	(1,947)
Total operating expenses	82,055	88,089	95,832	108,793	374,769	83,820	90,042	97,729	271,591	2.0%	1,897

Income (loss) from operations	(2,869)	(2,056)	(374)	(7,764)	(13,063)	8,162	7,120	9,115	24,397	2537.2%	9,489
% Margin	-1.5%	-1.0%	-0.2%	-3.5%	-1.5%	3.8%	3.3%	4.1%	3.7%
Other income (expense)
Interest expense	(1,885)	(1,956)	(1,948)	(1,880)	(7,669)	(1,812)	(1,689)	(1,743)	(5,244)	10.5%	205
Other, net	304	59	303	(214)	452	307	(207)	35	135	-88.4%	(268)
Total other expense	(1,581)	(1,897)	(1,645)	(2,094)	(7,217)	(1,505)	(1,896)	(1,708)	(5,109)	-3.8%	(63)

Earnings (loss) from continuing operations before income taxes	(4,450)	(3,953)	(2,019)	(9,858)	(20,280)	6,657	5,224	7,407	19,288	466.9%	9,426
Income taxes	732	(2,608)	(1,580)	(8,176)	(11,632)	2,681	(1,916)	6,334	7,099	500.9%	7,914

Net earnings (loss) from continuing operations	(5,182)	(1,345)	(439)	(1,682)	(8,648)	3,976	7,140	1,073	12,189	344.4%	1,512

Earnings (loss) from discontinued operations, net of tax	4,143	12,068	(971)	111	15,351	-	-	-	-	100.0%	971

Net earnings (loss)	(1,039)	10,723	(1,410)	(1,571)	6,703	3,976	7,140	1,073	12,189	176.1%	2,483

Diluted earnings (loss) per share	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05	0.09	0.01	0.15	174.2%	0.03

Diluted earnings (loss) per share continuing operations	(0.07)	(0.02)	(0.01)	(0.02)	(0.11)	0.05	0.09	0.01	0.15	338.2%	0.02

Some earnings (loss) per share amounts may not add due to rounding

Basic shares	77,918	77,960	77,831	76,753	77,616	77,471	77,446	77,507	77,475
Diluted shares	79,352	79,310	79,346	78,386	79,099	79,353	79,277	79,851	79,494

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	YTD FY2017

Earnings (loss) from continuing operations before income taxes	(4,450)	(3,953)	(2,019)	(9,858)	(20,280)	6,657	5,224	7,407	19,288

Income taxes	732	(2,608)	(1,580)	(8,176)	(11,632)	2,681	(1,916)	6,334	7,099

Net earnings (loss) from continuing operations	(5,182)	(1,345)	(439)	(1,682)	(8,648)	3,976	7,140	1,073	12,189

Earnings (loss) from discontinued operations, net of tax	4,143	12,068	(971)	111	15,351	-	-	-	-

Net earnings (loss)	(1,039)	10,723	(1,410)	(1,571)	6,703	3,976	7,140	1,073	12,189

Earnings (loss) per share:

Basic	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05	0.09	0.01	0.16

Diluted	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05	0.09	0.01	0.15

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,754	3,754	3,754	4,204	15,466	4,077	3,890	4,621	12,588
Non-cash stock compensation (cost of revenue and operating expenses)	8,123	7,360	8,046	7,934	31,463	8,590	11,938	13,427	33,955
Impairment of goodwill and other	-	729	-	6,100	6,829	-	-	-	-
Restructuring and merger charges (gains, losses, and other)	807	2,504	4,058	4,763	12,132	314	929	2,111	3,354
Gain on sale of Impact (gains, losses, and other)	-	-	-	-	-	-	(629)	-	(629)
Separation and transformation costs (general and administrative)	3,414	6,098	6,628	4,686	20,826	-	1,455	4,118	5,573
Accelerated amortization (cost of revenue)	1,442	78	78	252	1,850	-	-	-	-

Total excluded items, continuing operations	17,540	20,523	22,564	27,939	88,566	12,981	17,583	24,277	54,841

Earnings from continuing operations before income taxes
and excluding items	13,090	16,570	20,545	18,081	68,286	19,638	22,807	31,684	74,129

Income taxes	5,632	5,163	6,399	4,262	21,456	7,852	8,910	12,751	29,513

Non-GAAP net earnings	7,458	11,407	14,146	13,819	46,830	11,786	13,897	18,933	44,616

Non-GAAP earnings per share:

Basic	0.10	0.15	0.18	0.18	0.60	0.15	0.18	0.24	0.58

Diluted	0.09	0.14	0.18	0.18	0.59	0.15	0.18	0.24	0.56

Basic weighted average shares	77,918	77,960	77,831	76,753	77,616	77,471	77,446	77,507	77,475

Diluted weighted average shares	79,352	79,310	79,346	78,386	79,099	79,353	79,277	79,851	79,494

Some earnings per share amounts may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.  For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
										Q3 FY17 to Q3 FY16
	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	YTD FY2017%		$

Revenues:
Marketing Services	107,726	112,979	115,725	113,342	449,772	109,715	105,679	101,177	316,571	-12.6%	(14,548)
Audience Solutions	68,550	72,122	77,046	80,128	297,846	73,744	78,526	83,399	235,669	8.2%	6,352
Connectivity	20,619	22,244	28,422	31,185	102,470	31,342	33,062	38,736	103,140	36.3%	10,314

Total operating segment revenues	196,895	207,345	221,193	224,655	850,088	214,801	217,267	223,312	655,380	1.0%	2,118

Gross profit:

Marketing Services	36,034	37,545	38,561	40,117	152,257	37,466	34,480	37,494	109,440	-2.8%	(1,067)
Audience Solutions	36,824	39,170	45,265	46,457	167,716	41,912	47,998	53,120	143,030	17.4%	7,855
Connectivity	11,953	13,499	16,130	19,617	61,199	17,575	19,843	23,091	60,509	43.2%	6,961

Total operating segment gross profit	84,811	90,214	99,956	106,191	381,172	96,953	102,321	113,705	312,979	13.8%	13,749

Gross margin:

Marketing Services	33.4%	33.2%	33.3%	35.4%	33.9%	34.1%	32.6%	37.1%	34.6%
Audience Solutions	53.7%	54.3%	58.8%	58.0%	56.3%	56.8%	61.1%	63.7%	60.7%
Connectivity	58.0%	60.7%	56.8%	62.9%	59.7%	56.1%	60.0%	59.6%	58.7%

Total operating segment gross margin	43.1%	43.5%	45.2%	47.3%	44.8%	45.1%	47.1%	50.9%	47.8%

Income (loss) from operations:

Marketing Services	16,853	17,908	20,309	19,301	74,371	20,145	19,837	21,127	61,109	4.0%	818
Audience Solutions	24,087	25,190	30,723	29,598	109,598	25,096	29,972	34,572	89,640	12.5%	3,849
Connectivity	(791)	(1,068)	(1,015)	(424)	(3,298)	291	1,663	1,877	3,831	284.9%	2,892

Total operating segment income from operations	40,149	42,030	50,017	48,475	180,671	45,532	51,472	57,576	154,580	15.1%	7,559

Operating income (loss) margin:

Marketing Services	15.6%	15.9%	17.5%	17.0%	16.5%	18.4%	18.8%	20.9%	19.3%
Audience Solutions	35.1%	34.9%	39.9%	36.9%	36.8%	34.0%	38.2%	41.5%	38.0%
Connectivity	-3.8%	-4.8%	-3.6%	-1.4%	-3.2%	0.9%	5.0%	4.8%	3.7%

Total operating segment operating margin	20.4%	20.3%	22.6%	21.6%	21.3%	21.2%	23.7%	25.8%	23.6%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except earnings per share)

For the year ending
March 31, 2017

Earnings before income taxes	13,000

Income taxes	4,000

Net earnings	9,000

Diluted earnings per share	$0.11

Excluded items:
Purchased intangible asset amortization	19,000
Non-cash stock compensation	50,000
Gains, losses and other items, net	2,000
Separation and transformation costs	8,000

Total excluded items	79,000

Earnings before income taxes and excluding items	92,000

Income taxes (2)	36,000

Non-GAAP net earnings	56,000

Non-GAAP diluted earnings per share	$0.70

Diluted weighted average shares	80,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 39.0%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items, including the federal and state income tax benefit related to the sale of Impact.

ACXIOM CORPORATION	APPENDIX A
Q2 FISCAL 2017 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions.
These measures are among the primary factors management uses in planning for and forecasting future periods.
Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share and adjusted EBITDA, reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated.
Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. During the current year, we also recognized a gain of the sale of the Acxiom Impact business. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Merger expenses: During the current year we have incurred certain third party expenses associated with the acquisitions of Arbor and Circulate. These items, reported as gains, losses and other items, net, are excluded from non-GAAP results because such amounts are used by us to assess the core profitability of our business operations.

Separation and transformation costs: In prior years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the current year, we are incurring expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and
3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We expect to complete these current projects in the next 8 to 12 months. We believe excluding these items from our non-GAAP financials measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS and Non-GAAP Income (loss) from Operations: Our non-GAAP earnings per share and Non-
GAAP income (loss) from operations reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income (loss) from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use
Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the
Company's discretionary spending after funding all required obligations including scheduled debt payments.
The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.